                                  EXHIBIT 99

                   FORM OF PROXY FOR THE SPECIAL MEETING OF
                STOCKHOLDERS OF HINSDALE FINANCIAL CORPORATION

PROXY                                                                      PROXY
                                     PROXY

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF HINSDALE FINANCIAL CORPORATION

    FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 26, 1996.

  The undersigned stockholder of Hinsdale Financial Corporation ("Hinsdale Financial") hereby appoints William R. Rybak, Russell F. Stephens, Jr., and Donald E. Sveen, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote all shares of Common Stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Hinsdale Financial Corporation to be held on Tuesday, November 26, 1996, at the Chicago Marriott O'Hare, 8535 West Higgins Road, Chicago, Illinois, at 3:30 p.m., Chicago time, and at any and all adjournments thereof, as follows:
  (1) The approval of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 2, 1996, by and between Hinsdale Financial and Liberty Bancorp, Inc. ("Liberty Bancorp") and the transactions contemplated thereby, including the merger of Liberty Bancorp into Hinsdale Financial, pursuant to which each outstanding share of Liberty Bancorp Common Stock would be converted into 1.054 shares of Hinsdale Financial (to be called "Alliance Bancorp" following the Merger) Common Stock (with cash paid in lieu of fractional share interests), and the merger of Liberty Federal Savings Bank into Hinsdale Federal Bank for Savings, to operate under the name "Liberty Federal Bank."
  (2) The approval of an amendment to Hinsdale Financial's Certificate of Incorporation (the "Hinsdale Financial Certificate") to increase the total number of authorized shares of Common Stock to 11,000,000.
  (3) The approval of an amendment to the Hinsdale Financial Certificate to change the name of the Corporation, effective upon consummation of the Merger, to "Alliance Bancorp."

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXY HOLDERS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                 PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE

                        HINSDALE FINANCIAL CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                            ]


1. Approval of the Agreement and Plan of Merger by and between Hinsdale Finan-cial Corporation and Liberty Bancorp, Inc.

    FOR     AGAINST     ABSTAIN
    [_]       [_]         [_]

2. Approval of the amendment to Hinsdale Financial's Certificate of Incorporation to increase the total number of authorized shares of common stock to 11,000,000

    FOR     AGAINST     ABSTAIN
    [_]       [_]         [_]

3. Approval of the amendment to Hinsdale Financial's Certificate of Incorporation to change the name of the Corporation, effective upon consummation of the Merger, to "Alliance Bancorp"

    FOR     AGAINST     ABSTAIN
    [_]       [_]         [_]


  Votes will be cast in accordance with the Proxy. Should the undersigned be present and elect to vote at the Special Meeting or adjournment thereof and after notification to the Secretary of Hinsdale Financial at said meeting of the stockholder's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting of Stock-holders and a Proxy Statement dated October 17, 1996, prior to the execution of this Proxy.


Date:                                                                    , 1996
     --------------------------------------------------------------------


Signature
         ----------------------------------------------------------------------

NOTE: Only One Signature Is Required In The Case Of Joint Ownership.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
ENVELOPE.

                                  EXHIBIT 99

                   FORM OF PROXY FOR THE SPECIAL MEETING OF
                     STOCKHOLDERS OF LIBERTY BANCORP, INC.

      -                                           -



      -                                           -
PROXY                                                                      PROXY
                                     PROXY
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF LIBERTY BANCORP, INC.
     FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 26, 1996.
  The undersigned stockholder of Liberty Bancorp, Inc. (the "Corporation")
hereby appoints      , with full powers of substitution, as attorneys-in-fact
and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Stockholders of Liberty Bancorp, Inc. to be held on Tuesday, November 26, 1996, at the Chicago Marriott O'Hare, 8535 West Higgins Road, Chicago, Illinois, at 2:00 p.m.,
Chicago time, and at any and all adjournments thereof.       are authorized to
cast all votes to which the undersigned is entitled as follows:
  (1) The approval of the Agreement and Plan of Merger (the "Merger
      Agreement"), dated as of August 2, 1996, by and between Liberty Bancorp and Hinsdale Financial Corporation ("Hinsdale Financial") and the transactions contemplated thereby, including the merger of Liberty
      Bancorp into Hinsdale Financial, pursuant to which each outstanding share of Liberty Bancorp Common Stock would be converted into 1.054 shares of Hinsdale Financial (to be called "Alliance Bancorp" following the Merger) Common Stock (with cash paid in lieu of fractional share interests), and the merger of Liberty Federal Savings Bank into Hinsdale Federal Bank for Savings, to operate under the name "Liberty Federal Bank."
  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO
OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                 PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE

                             LIBERTY BANCORP, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.




1. Approval of the Agreement and Plan
   of Merger by and between Hinsdale          FOR  AGAINST  ABSTAIN
   Financial and Liberty Bancorp, Inc.         0     0         0



  Votes will be cast in accordance with the Proxy. Should the undersigned be present and elect to vote at the Special Meeting or adjournment thereof and after notification to the Secretary of the Association at said meeting of the stockholder's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.


The undersigned acknowledges receipt of a Notice of Special Meeting of Stock-
holders and a Proxy Statement dated     , 1996, prior to the execution of this
Proxy.

Date: ___________________________________________________________________ , 1996

Signature ______________________________________________________________________
NOTE: Only one signature is required in the case of a joint account.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
ENVELOPE.